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                                                                   EXHIBIT 10.15

                                EQUIPMENT LEASE

THIS LEASE executed as of July 1, 2002, between A-Y-K-E Partnership, a partnership (hereafter referred to as "LESSOR"), and Affholder, Inc., a Missouri corporation (hereinafter referred to as "LESSEE").

     1. LESSOR leases to LESSEE, and LESSEE leases from LESSOR, one Lovat M-142 Tunnel Boring Machine, Series No. 6100.

     2. The term of this Lease shall begin July 1, 2002 and shall end April 30, 2004. If the leased property is retained by LESSEE after April 30, 2004. If the leased property is retained by LESSEE after April 30, 2004 without the consent of LESSOR, then the liquidated damages shall be $25,000.00 plus $5050.00 per day.

     3. The Leased property shall be used solely for the installation of 152" tunnel on the DFW Airport Terminal D, Storm Drain Relief Line Phase III, Dallas/Fort Worth, TX.

     4. LESSOR will be paid $42.00 per linear foot of 152" tunnel as installed, based upon LESSEE's monthly pay estimate as approved by the project engineer for the Owner, with a guaranteed minimum rental of $300,000.00. Rent is payable upon such approval or 45 days after installation, whichever first occurs.

     5. LESSEE may not make alterations, additions or improvements to the leased property, without prior written notification to and approval by LESSOR. All such additions to and improvements shall immediately become the property of the LESSOR and subject to the terms of this Lease.

     6. LESSEE, at its own cost and expense, shall keep the leased property in good repair, condition and working order, and shall not subject the leased property to careless or needlessly rough usage.

     7. LESSOR shall at all times during business hours have the right to enter upon the premises where the leased property may be located for the purpose of inspecting it or observing its use.

     8. The leased property shall be delivered to LESSEE at St. Louis, MO on or before July 1, 2003. LESSEE shall inspect the leased property before the commencement of the Lease. Unless LESSEE gives written notice to the LESSOR within five (5) days after first test use of the leased property specifying any defect


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in or other objection to the leased property, it shall be conclusively presumed, as between LESSOR and LESSEE, that LESSEE has fully inspected the leased property and found it to be in good condition and repair and in full conformance with any and all express or implied representations, promises, statements or warranties with respect to the merchantability, suitability, or fitness for purpose of the leased property. If LESSEE rejects the leased property for good cause, this Lease shall be null and void. All transportation charges, including duties, from and to St. Louis, MO shall be the responsibility of LESSEE. All loading and unloading charges in St. Louis, MO shall be the responsibility of the LESSEE.

     9. LESSEE, at its own expense, shall keep the leased property insured for casualty risks required by LESSOR (no underground exclusion) in the amount of $1,250,000.00, with carriers acceptable to LESSOR and a loss payable endorsement in favor of LESSOR, and LESSEE shall further maintain liability insurance in the amount of $1,250,000.00 naming LESSOR as an additional insured, and all policies shall provide that they may not be cancelled or altered without at least ten (10) days' prior written notice to LESSOR. LESSOR shall maintain insurance coverage of the leased equipment until it is received by LESSEE at point of delivery.

     10. LESSEE shall pay all taxes and fees connected with this Lease or the LESSEE's use of the leased property, including any use, personal property, or sales taxes resulting therefrom.

     11. LESSEE shall indemnify LESSOR against all claims, actions, proceedings, costs, damages and liabilities, including attorneys fees, arising out of, connected with this Lease, or resulting from the use of the leased property.

     12. This Lease shall be governed by and construed under the laws of the State of Missouri.

     13. Without the prior written consent of the LESSOR, LESSEE shall not assign, transfer, pledge or hypothecate this Lease, the leased property, or any part thereof, or any interest therein, nor sublet or lend the property or any part thereof, nor permit the leased property or any part thereof to be used by anyone other than the LESSEE or LESSEE's employees.
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     14. This instrument shall be binding upon and inure to the benefit of the respective parties and their legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this instrument was executed by the parties as of the date above written.



AFFHOLDER, Inc                                   A-Y-K-E PARTNERSHIP


By  /s/ Jerry Shaw                               By   /s/ Robert W. Affholder
     --------------------------                  ----------------------------
     Jerry Shaw, Vice President                  Robert W. Affholder, Partner
     "LESSEE"                                    "LESSOR"